Exhibit 5.1

                         February 3, 1994

Fruit of the Loom, Inc.
233 South Wacker Drive
5000 Sears Tower
Chicago, Illinois 60606

     Re:  Registration Statement on Form S-3,
          File Number 33-52023

Ladies and Gentlemen:

     We have acted as counsel for Fruit of the Loom, Inc., a Delaware corporation (the "Company") and William Farley, in connection with the preparation and filing of a registration statement on Form S-3, File No. 33-52023 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 300,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and accountants and the transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, as amended, (b) the Restated Certificate of Incorporation of the Company, as amended, (c) the By-laws of the Company, as amended and (d) resolutions adopted by the Board of Directors of the Company.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     (2) The Class A Common Stock, when issued, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,


                                   /s/ KATTEN MUCHIN & ZAVIS

                                   KATTEN MUCHIN & ZAVIS